Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Paul J. Kolkmeyer, Interim President and Chief Executive Officer, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Niagara Financial Group, Inc. (the "Company"), certifies in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2003 and that to the best of his knowledge:

      1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


Date: November 13, 2003        /s/ Paul J. Kolkmeyer
                               -------------------------------------------------
                               Paul J. Kolkmeyer
                               Interim President and Chief Executive Officer
                               Executive Vice President, Chief Operating Officer
                               and Chief Financial Officer